CONSULTANCY AGREEMENT

between

SES Société d’Energie Solaire SA, route de Saint-Julien 129, 1228 Plan-les-Ouates

and

Flannel Management Sàrl, rue de la Fontaine 2, 1204 Geneva

1.	Functions: Operational and strategic consultant to SES SA.

2.	Commencement of the contract: October 1, 2006.

3.	Missions:

• Advise SES as to the conduct of business and strategic options

• Assist SES in its long-term commercial development

• Ensure the solar engineering projects of SES

• Report to the Board of Directors

4.	Place of work: SES and where necessary.

5.	Length: at least 40h/week of an experienced and high photo-voltaic technical level consultant will be contributed to SES.

6.	Working hours: free, time sheet to fill out once a week (the list of missions defined by general management of SES to be respected).

7.	Insurances: not included, to be subscribed by Flannel.

8.	Pension fund: SES participation shall be defined at latest after 3 months of activity.

9.	Remuneration:

Base salary:	CHF 20’000/month, before taxes, payable monthly, the social security charges to be paid by Flannel Sàrl.

Supplementary Bonus:	shall be decided by the Board of Directors of SES, within 6 months after the end of the fiscal year, in accordance with the overall results of SES and the contribution of Flannel Sàrl to such result.

10.	Overtime: not payable, unless special consent given on a case by case basis.

11.
Direct Expenses: direct expenses (in relation with a project or a client) or indirect expenses (authorized business development) shall be reimbursed within the month upon the presentation of evidences establishing the expenses.

12.	Duration of the contract: 10 years minimum; renewable with 2 months advance notice.

13.	Indemnity in case of early termination: 1 year of fees, before taxes, starting from the termination of the contract, for each year started and terminated.

14.	Termination for cause : for cause in accordance with the Swiss Code of Obligations.

15.	Non-competition: Flannel Sàrl shall not accept to be mandated in the same area of activity as SES during the whole period of its contractual relations with SES.

16.	Confidentiality: required for all the businesses and documents and vis-à-vis external relations.

17.	Education: if the business allows it and if it is necessary, SES may assume the cost of the seminars and continuing education that will be provided outside.

18.	Other conditions: Swiss Code of Obligations (contract of mandate).

Read and approved

Made in two original copies in Plan-les-Ouates, on October 3, 2006

SES Société d’Energie Solaire SA
Jean-Christophe Hadorn, President

Flannel Management Sàrl